UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 25, 2011

South American Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52156	98-0486676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3645 E. Main Street, Suite 119, Richmond, IN	47374
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 356-9726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

           On April 25, 2011, South American Gold Corp (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K, (the “Form 8-K”), in connection with the Company’s acquisition of 25% of the outstanding common stock of Kata Enterprises, Inc. a corporation organized under the laws of the Republic of Panama (“Kata”).  The Company is filing this Amended Current Report on Form 8-K/A to amend Item 9.01 of the Form 8-K to present the audited financial statements of Kata for the year ended December 31, 2010 and the unaudited financial statements for the three month period ended March 31, 2011.

Item   9.01 Financial Statements and Exhibits.

(a)       Financial Statements of Business Acquired

           The audited financial statements of Kata  as of December 31, 2010 and for the year ended December 31, 2010 are filed as Exhibit 99.1 to this Amended Current Report on Form 8-K/A and are incorporated herein by reference.

           The unaudited financial statements of Kata  as of March 31, 2011 and for the three months ended March  31, 2011 are filed as Exhibit 99.2 to this Amended Current Report on Form 8-K/A and are incorporated herein by reference.

(d)       Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among Minera Kata S.A. and South American Gold Corp. dated as of February 25, 2011 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on March 2, 2011).

10.2
Amendment No. 1 to Stock Purchase Agreement by and among Minera Kata S.A. and South American Gold Corp. dated as of April 25, 2011 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on April 29, 2011)

23.1 *	Consent of Madsen & Associates, CPA’s Inc.

99.1 *	Audited Consolidated Financial Statements of Kata Enterprises, Inc. for the year ended December 31, 2010.

99.2 *	Unaudited Consolidated Financial Statements Kata Enterprises, Inc. for the three month period ended March 31, 2011.

*  Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 11, 2011

South American Gold Corp.

By:	/s/ Raymond DeMotte
Name:	Raymond DeMotte
Title:	President and Chief Executive Officer